Exhibit 99.1
Innovation at the speed of life
Danaher Reports Fourth Quarter and Full Year 2023 Results
WASHINGTON D.C., January 30, 2024 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the fourth quarter and full year 2023. All results in this release reflect only continuing operations unless otherwise noted.
Key Fourth Quarter 2023 Results
•Net earnings were $1.1 billion, or $1.50 per diluted common share and non-GAAP adjusted diluted net earnings per common share were $2.09.
•Revenues decreased 10.0% year-over-year to $6.4 billion.
•Non-GAAP core revenue decreased 11.5%, including a 4.5% non-GAAP base business core revenue decline.
•Operating cash flow was $1.6 billion and non-GAAP free cash flow was $1.2 billion.
Key Full Year 2023 Results
•Net earnings were $4.2 billion, or $5.65 per diluted common share and non-GAAP adjusted diluted net earnings per common share were $7.58.
•Revenues decreased 10.5% year-over-year to $23.9 billion.
•Non-GAAP core revenue decreased 10.0%, including a 0.5% non-GAAP base business core revenue decline.
•Operating cash flow was $6.5 billion and non-GAAP free cash flow was $5.1 billion.
Rainer M. Blair, President and Chief Executive Officer, stated, “We delivered better-than-expected revenue in each of our segments in the fourth quarter—led by respiratory revenue at Cepheid. The combination of higher-than-expected revenues and our team’s strong execution enabled us to exceed our margin and cash flow expectations in what remains a dynamic market environment. Additionally, the recently closed acquisition of Abcam enhances our portfolio and expands our capabilities in the highly attractive proteomics market."
Blair continued, “2023 was a transformational year for Danaher. Following the spin-off of Veralto, we are a more focused Life Sciences and Diagnostics Innovator with an enhanced long-term growth and earnings trajectory. The unique combination of our differentiated portfolio and our team's DBS-driven execution provides a strong foundation for delivering long-term shareholder value.”
First Quarter and Full Year 2024 Outlook
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.
Beginning with the first quarter of 2024 the Company will continue to provide guidance for core revenue growth, but will no longer provide guidance for, or report base business core revenue as the pandemic has transitioned to an endemic state.
For the first quarter 2024, the Company anticipates that non-GAAP core revenue will be down high-single digits year-over-year. For full year 2024, the Company anticipates that non-GAAP core revenue will be down low-single digits year-over-year.
Conference Call and Webcast Information
Danaher will discuss its fourth quarter results and financial guidance for the first quarter and full year 2024 during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations” and additional related materials will be posted to the same section of Danaher’s website. A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9765 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ423). A replay of the conference call will be available shortly after the conclusion of the call and until February 13, 2024. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”

ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Our businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher's advanced science and technology - and proven ability to innovate - help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, our approximately 63,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow. Explore more at www.danaher.com.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statement regarding the anticipated financial results for the first quarter and full year 2024, Danaher’s enhanced long-term growth and earnings trajectory, the Company’s prospects for delivering long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, potential future, adverse impacts on our business, results of operations and financial condition related to the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire (including the acquisition of Abcam plc) and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, the impact of climate change, legal or regulatory measures to address climate change and our ability to address stakeholder expectations relating to climate change, labor matters and our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets, non-U.S. economic, political, legal, compliance, social and business factors (including the impact of military conflicts), disruptions relating to man-made and natural disasters, pension plan and healthcare costs, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2023. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
•Media: Chaz Bickers, Director, Media Relations, media@danaher.com.
•Investor: John T. Bedford, Vice President, Investor Relations, investor.relations@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share from Continuing Operations and Adjusted Diluted Net Earnings Per Common Share from Continuing Operations 1

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Diluted Net Earnings Per Common Share From Continuing Operations (GAAP)	$1.50	$2.70	$5.65	$8.47
Amortization of acquisition-related intangible assets A	0.51	0.47	2.00	1.92
Fair value net (gains) losses on investments B	0.19	0.11	0.24	0.36
Impairments and other charges C	0.05	—	0.10	0.06
Acquisition-related items D	0.13	—	0.13	—
Litigation gains E	(0.01)	—	(0.01)	—
Loss on partial settlement of a defined benefit plan F	—	—	—	0.01
Tax effect of the above adjustments G	(0.18)	(0.13)	(0.47)	(0.46)
Discrete tax adjustments H	(0.10)	(0.62)	(0.06)	(0.67)
MCPS "as if converted" I	—	—	0.01	0.02
Rounding	—	0.01	(0.01)	—
Adjusted Diluted Net Earnings Per Common Share From Continuing Operations (Non-GAAP)	$2.09	$2.54	$7.58	$9.71
1    Each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock as of all dates presented.

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Pretax	$380	$352	$1,491	$1,434
After-tax	317	286	1,226	1,166
B    Net (gains) losses, including impairments, on the Company's equity and limited partnership investments recorded in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Pretax	$139	$85	$182	$271
After-tax	98	57	130	198
C    Impairment charge related to technology-based intangible assets in the Diagnostics segment recorded in the three-month period and year ended December 31, 2023 ($23 million pretax as reported in this line, $18 million after-tax) and technology-based intangible assets and other assets in the Biotechnology segment recorded in the three-month period and year ended December 31, 2023 ($12 million and $54 million pretax as reported in this line item, $8 million and $40 million after-tax, respectively). In the year ended December 31, 2022 charges incurred primarily related to impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia ($42 million pretax as reported in this line item, $39 million after-tax).
D    Transaction costs deemed significant, settlement of pre-acquisition share-based payment awards and fair value adjustments to inventory in each case related to the acquisition of Abcam in the three-month period and year ended December 31, 2023 ($95 million pretax as reported in this line item, $75 million after-tax). The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
E    Gain related to settlement of litigation in the Life Sciences segment recorded in the three-month period and year ended December 31, 2023 ($10 million pretax as reported in this line, $8 million after-tax).
F    Loss on a partial settlement of a defined benefit plan as a result of the transfer of a portion of the Company’s non-U.S. pension liabilities related to one defined benefit plan to a third-party in the year ended December 31, 2022 ($10 million pretax as reported in this line item, $9 million after-tax).
G    This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.
H    Discrete tax adjustments and other tax-related adjustments for the three-month period ended December 31, 2023, include the impact of net discrete tax benefits of $71 million due principally to net deferred tax benefits resulting from changes in estimates related to prior year tax filing positions and the release of reserves for uncertain tax positions due to the expiration of statutes of limitation, net of charges related to changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments and other tax-related adjustments for the year ended December 31, 2023 include the impact of net discrete tax benefits of $47 million due principally to net discrete tax benefits from changes in estimates related to prior year tax filing positions, the release of reserves for uncertain tax positions due to the expiration of statutes of limitation and excess tax benefits from stock-based compensation, net of charges related to tax costs related to the separation of Veralto Corporation, tax costs from legal and operational actions undertaken to realign certain of its businesses and changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments for both the three-month period and year ended December 31, 2022, include the impact of net discrete tax benefits of $459 million and $500 million, respectively, due principally to net deferred tax benefits resulting from legal and operational actions undertaken to realign certain of Danaher’s businesses, as well as excess tax benefits from stock-based compensation, the release of reserves for uncertain tax positions due to the expiration of statutes of limitation and audit settlements and changes in estimates related to prior year tax filing positions, net of changes in estimates associated with prior period uncertain tax positions. The Company anticipates excess tax benefits from stock compensation of approximately $7 million per quarter and therefore excludes benefits in excess of this amount in the calculation of adjusted diluted net earnings from continuing operations per common share.
I    In March 2019, the Company issued $1.65 billion in aggregate liquidation preference of 4.75% MCPS Series A. In May 2020, the Company issued $1.72 billion in aggregate liquidation preference of 5.0% MCPS Series B. Dividends on the MCPS Series A and Series B were payable on a cumulative basis at an annual rate of 4.75% and 5.0%, respectively, on the liquidation preference of $1,000 per share. Each share of MCPS Series A converted on April 15, 2022 into 6.6632 shares of Danaher’s common stock. Each share of MCPS Series B converted on April 17, 2023 into 5.0175 shares of Danaher’s common stock. For the calculation of net earnings per common share from continuing operations, the impact of the dilutive MCPS is calculated under the “if-converted” method and the related MCPS dividends are excluded. For the purposes of calculating adjusted earnings per common share from continuing operations, the Company has excluded the paid MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution only with respect to any MCPS the conversion of which would be dilutive in the particular period are referred to as the “Converted Shares”) for any MCPS that were anti-dilutive for the given period. For additional information about the impact of the MCPS on the calculation of diluted EPS, see note 2 in the Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding table below.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding
(shares in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Average common stock and common equivalent shares outstanding - diluted (GAAP) [2]	746.1	745.7	743.1	737.1
Converted shares [3]	—	—	2.5	8.6
Adjusted average common stock and common equivalent shares outstanding - diluted (non-GAAP)	746.1	745.7	745.6	745.7
2    The impact of the MCPS Series B calculated under the if-converted method was anti-dilutive for the years ended December 31, 2023 and 2022, and as such, approximately 2.5 million shares and 8.6 million shares, respectively, underlying the MCPS Series B are excluded from the calculation of diluted EPS for the periods and the related MCPS Series B dividends of $21 million and $86 million were included in the calculation of net earnings for diluted EPS for the respective periods.
The impact of the MCPS Series B calculated under the if-converted method was dilutive for the three-month period ended December 31, 2022, and as such 8.6 million shares underlying the MCPS Series B were included in the calculation of diluted EPS in the period and the related MCPS Series B dividends of $22 million were excluded from the calculation of net earnings for diluted EPS for the period.
The impact of the MCPS Series A calculated under the if-converted method was dilutive for the year ended December 31, 2022, and as such 3.0 million shares underlying the MCPS Series A were included in the calculation of diluted EPS in the periods and the related MCPS Series A dividends of $20 million were excluded from the calculation of net earnings for diluted EPS for the period.
3    The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using the actual conversion rates for the year ended December 31, 2023 and an average 20 trading-day trailing Volume Weighted Average Price of $266.27 as of December 31, 2022.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales (Decline) Growth by Segment, Core Sales (Decline) Growth by Segment and Base Business Core Sales Decline by Segment

	% Change Three-Month Period Ended December 31, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales decline (GAAP)	(10.0)%	(21.0)%	(1.0)%	(8.5)%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	(2.5)%	—%
Currency exchange rates	(1.0)%	(1.5)%	(0.5)%	—%
Core sales decline (non-GAAP)	(11.5)%	(22.5)%	(4.0)%	(8.5)%
Impact of COVID-19 related testing, vaccines and therapeutics	7.0%
Base business core sales decline (non-GAAP)	(4.5)%

	% Change Year Ended December 31, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales (decline) growth (GAAP)	(10.5)%	(18.0)%	1.5%	(11.5)%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	(1.5)%	—%
Currency exchange rates	1.0%	—%	1.0%	1.0%
Core sales (decline) growth (non-GAAP)	(10.0)%	(18.0)%	1.0%	(10.5)%
Impact of COVID-19 related testing, vaccines and therapeutics	9.5%
Base business core sales decline (non-GAAP)	(0.5)%
Note: We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics and COVID-19 testing (which includes solutions that test for COVID-19 and other respiratory illnesses simultaneously) will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
Forecasted Core Sales Growth
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Beginning with the first quarter of 2024 the Company will continue to provide guidance for core revenue growth, but will no longer provide guidance for, or report base business core revenue as the pandemic has transitioned to an endemic state.

	% Change Three-Month Period Ending March 29, 2024 vs. Comparable 2023 Period	% Change Year Ending December 31, 2024 vs. Comparable 2023 Period
Core sales decline (non-GAAP)	-High-single digit	-Low-single digit

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Operating Profit Margins from Continuing Operations; Year-Over-Year Core Operating Margin Changes from Continuing Operations

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Three-Month Period Ended December 31, 2022 Operating Profit Margins from Continuing Operations (GAAP)	28.00%	31.20%	20.10%	33.40%
Fourth quarter 2023 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.25)	—	(0.75)	—
Fourth quarter 2023 transaction costs deemed significant, settlement of pre-acquisition share-based payment awards and fair value adjustments to inventory, in each case related to the acquisition of Abcam	(1.50)	—	(4.90)	—
Fourth quarter 2023 impairment charge related to technology-based intangible assets in the Diagnostics segment and technology-based intangible assets in the Biotechnology segment	(0.55)	(0.70)	—	(0.90)
Fourth quarter 2023 gain from the resolution of a litigation contingency in the Life Sciences segment	0.15	—	0.55	—
Year-over-year core operating profit margin changes for the fourth quarter 2023 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(4.95)	(6.90)	(2.80)	(4.30)
Three-Month Period Ended December 31, 2023 Operating Profit Margins from Continuing Operations (GAAP)	20.90%	23.60%	12.20%	28.20%

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Year Ended December 31, 2022 Operating Profit Margins from Continuing Operations (GAAP)	28.30%	34.30%	20.10%	31.70%
Full year 2023 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.20)	(0.10)	(0.45)	(0.05)
Fourth quarter 2023 transaction costs deemed significant, settlement of pre-acquisition share-based payment awards and fair value adjustments to inventory, in each case related to the acquisition of Abcam	(0.40)	—	(1.30)	—
Fourth quarter 2023 impairment charge related to technology-based intangible assets in the Diagnostics segment and second and fourth quarter 2023 impairment charges related to technology-based intangible assets and other assets in the Biotechnology segment	(0.35)	(0.75)	—	(0.25)
Fourth quarter 2023 gain from the resolution of a litigation contingency in the Life Sciences segment	0.05	—	0.15	—
Full year 2022 impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia	0.15	0.15	0.35	0.05
Year-over-year core operating profit margin changes for full year 2023 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(5.75)	(7.00)	(1.95)	(6.35)
Year Ended December 31, 2023 Operating Profit Margins from Continuing Operations (GAAP)	21.80%	26.60%	16.90%	25.10%
Note: The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow from Continuing Operations and Free Cash Flow from Continuing Operations
($ in millions)

	Three-Month Period Ended		Year-over-Year Change	Year Ended		Year-over-Year Change
	December 31, 2023	December 31, 2022		December 31, 2023	December 31, 2022
Total Cash Flows from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$1,591	$2,200		$6,490	$7,613
Total cash used in investing activities from continuing operations (GAAP)	$(6,017)	$(804)		$(7,048)	$(2,145)
Total cash (used in) provided by financing activities from continuing operations (GAAP)	$(1,819)	$(906)		$154	$(2,570)

Free Cash Flow from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$1,591	$2,200	~(27.5)%	$6,490	$7,613	~(15.0)%
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(434)	(321)		(1,383)	(1,118)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	6	—		12	9
Free cash flow from continuing operations (non-GAAP)	$1,163	$1,879	~(38.0)%	$5,119	$6,504	~(21.5)%
Note: The Company defines free cash flow as operating cash flows from continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”). All amounts presented above reflect only continuing operations.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related non-GAAP sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow from continuing operations (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics and COVID-19 testing (which includes solutions that test for COVID-19 and other respiratory illnesses simultaneously) will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.

◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult. For example, we excluded the first quarter 2022 charge for asset impairments, accruals for contractual obligations and similar items related to our Russia operations because, even though it is possible we could incur additional charges in the future, we do not believe these charges are indicative of Danaher’s ongoing operating costs.
•With respect to adjusted average common stock and common equivalent shares outstanding, Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) Series A converted into Danaher common stock on April 15, 2022 and the MCPS Series B mandatorily converted into Danaher common stock on the mandatory conversion date of April 17, 2023 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). With respect to the calculation of Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we apply the “if converted” method of share dilution to the MCPS Series A and B in all applicable periods irrespective of whether such preferred shares were dilutive or anti-dilutive in the period. We believe this presentation provides useful information to investors by helping them understand the net impact on Danaher’s earnings per share-related measures irrespective of the period.
•With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ in millions, except per share amount)

	As of December 31
	2023	2022
ASSETS
Current assets:
Cash and equivalents	$5,864	$5,995
Trade accounts receivable, less allowance for doubtful accounts of $120 as of December 31, 2023 and $92 as of December 31, 2022	3,922	4,102
Inventories	2,594	2,765
Prepaid expenses and other current assets	1,557	1,741
Current assets, discontinued operations	—	1,280
Total current assets	13,937	15,883
Property, plant and equipment, net	4,553	3,709
Other long-term assets	3,644	4,160
Goodwill	41,608	37,276
Other intangible assets, net	20,746	19,821
Other assets, discontinued operations	—	3,501
Total assets	$84,488	$84,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$1,695	$591
Trade accounts payable	1,766	1,856
Accrued expenses and other liabilities	4,813	4,815
Current liabilities, discontinued operations	—	1,127
Total current liabilities	8,274	8,389
Other long-term liabilities	6,017	6,498
Long-term debt	16,707	19,086
Long-term liabilities, discontinued operations	—	287
Stockholders’ equity:
Preferred stock, no par value, 15.0 million shares authorized; no shares issued and outstanding as of December 31, 2023; 1.72 million shares of 5.00% Mandatory Convertible Preferred Stock, Series B, issued and outstanding as of December 31, 2022	—	1,668
Common stock - $0.01 par value, 2.0 billion shares authorized; 880.5 million issued and 739.2 million outstanding as of December 31, 2023; 869.3 million issued and 728.3 million outstanding as of December 31, 2022	9	9
Additional paid-in capital	14,151	12,072
Retained earnings	41,074	39,205
Accumulated other comprehensive income (loss)	(1,748)	(2,872)
Total Danaher stockholders’ equity	53,486	50,082
Noncontrolling interests	4	8
Total stockholders’ equity	53,490	50,090
Total liabilities and stockholders’ equity	$84,488	$84,350
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended				Year Ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
Sales	$6,405		$7,134		$23,890		$26,643
Cost of sales	(2,626)		(2,908)		(9,856)		(10,455)
Gross profit	3,779		4,226		14,034		16,188
Operating costs:
Selling, general and administrative expenses	(2,035)		(1,829)		(7,329)		(7,124)
Research and development expenses	(407)		(400)		(1,503)		(1,528)
Operating profit	1,337		1,997		5,202		7,536
Nonoperating income (expense):
Other income (expense), net	(137)		(69)		(175)		(227)
Interest expense	(85)		(62)		(286)		(204)
Interest income	117		29		303		41
Earnings from continuing operations before income taxes	1,232		1,895		5,044		7,146
Income taxes	(111)		117		(823)		(818)
Net earnings from continuing operations	1,121		2,012		4,221		6,328
Earnings from discontinued operations, net of income taxes	(42)		220		543		881
Net earnings	1,079		2,232		4,764		7,209
Mandatory convertible preferred stock dividends	—		(22)		(21)		(106)
Net earnings attributable to common stockholders	$1,079		$2,210		$4,743		$7,103

Net earnings per common share from continuing operations:
Basic	$1.52		$2.73		$5.70	(a)	$8.58
Diluted	$1.50		$2.70		$5.65		$8.47	(a)
Net earnings per common share from discontinued operations:
Basic	$(0.06)		$0.30		$0.74		$1.22	(a)
Diluted	$(0.06)		$0.30		$0.73	(a)	$1.20
Net earnings per common share:
Basic	$1.46		$3.03		$6.44	(a)	$9.80
Diluted	$1.45	(b)	$2.99	(b)	$6.38	(a)	$9.66	(a),(b)
Average common stock and common equivalent shares outstanding:
Basic	739.8		728.9		736.5		725.1
Diluted	746.1		745.7		743.1		737.1
(a) Net earnings per common share amount for the relevant three-month periods do not add to the full year period amount due to rounding.
(b) Net earnings per common share amount does not add due to rounding.

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ in millions)

	Year Ended December 31
	2023	2022
Cash flows from operating activities:
Net earnings	$4,764	$7,209
Less: earnings from discontinued operations, net of income taxes	(543)	(881)
Net earnings from continuing operations	4,221	6,328
Noncash items:
Depreciation	675	698
Amortization of intangible assets	1,491	1,434
Amortization of acquisition-related inventory fair value step-up	8	—
Stock-based compensation expense	306	295
Pretax investment losses	182	271
Change in deferred income taxes	(1,204)	(582)
Change in trade accounts receivable, net	322	(389)
Change in inventories	185	(448)
Change in trade accounts payable	(149)	(18)
Change in prepaid expenses and other assets	419	(73)
Change in accrued expenses and other liabilities	34	97
Total operating cash provided by continuing operations	6,490	7,613
Total operating cash provided by discontinued operations	674	906
Net cash provided by operating activities	7,164	8,519
Cash flows from investing activities:
Cash paid for acquisitions	(5,610)	(582)
Payments for additions to property, plant and equipment	(1,383)	(1,118)
Proceeds from sales of property, plant and equipment	12	9
Payments for purchases of investments	(172)	(523)
Proceeds from sales of investments	61	18
All other investing activities	44	51
Total cash used in investing activities from continuing operations	(7,048)	(2,145)
Total investing cash used in discontinued operations	(33)	(89)
Net cash used in investing activities	(7,081)	(2,234)
Cash flows from financing activities:
Proceeds from the issuance of common stock in connection with stock-based compensation	68	31
Payment of dividends	(821)	(818)
Net repayments of borrowings (maturities of 90 days or less)	(1,006)	(723)
Repayments of borrowings (maturities longer than 90 days)	(620)	(965)
Distribution from discontinued operations	2,600	—
All other financing activities	(67)	(95)
Net cash provided by (used in) financing activities for continuing operations	154	(2,570)
Cash distributions to Veralto Corporation, net	(427)	—
Net cash used in financing activities	(273)	(2,570)
Effect of exchange rate changes on cash and equivalents	59	(306)
Net change in cash and equivalents	(131)	3,409
Beginning balance of cash and equivalents	5,995	2,586
Ending balance of cash and equivalents	$5,864	$5,995
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales:
Biotechnology	$1,759	$2,223	$7,172	$8,758
Life Sciences	1,930	1,946	7,141	7,036
Diagnostics	2,716	2,965	9,577	10,849
Total Company	$6,405	$7,134	$23,890	$26,643

Operating Profit:
Biotechnology	$416	$693	$1,909	$3,008
Life Sciences	235	392	1,209	1,414
Diagnostics	766	989	2,406	3,436
Other	(80)	(77)	(322)	(322)
Total Company	$1,337	$1,997	$5,202	$7,536

Operating Profit Margins:
Biotechnology	23.6%	31.2%	26.6%	34.3%
Life Sciences	12.2%	20.1%	16.9%	20.1%
Diagnostics	28.2%	33.4%	25.1%	31.7%
Total Company	20.9%	28.0%	21.8%	28.3%
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.